Exhibit 10.20

Certain identified information has been excluded from the exhibit because it is both not material and is the type that the Registrant treats as private or confidential. Triple asterisks [***] denote exclusions.

PROJECT AGREEMENT

PROJECT AGREEMENT FOR COMMERCIAL SERVICES UNDER THE

MASTER SERVICES AGREEMENT DATED JULY 11, 2023, BETWEEN PATHEON MANUFACTURING SERVICES LLC (“PATHEON”) AND GLYCOMIMETICS, INC. (“CLIENT”) (the “MSA”)

PROJECT AGREEMENT for UPROLESELAN INJECTION (GMI-1271 Liquid SVP)

The Services covered by this Project Agreement are subject to the specific terms described in the Commercial Schedule of the MSA.

The Services covered by this Project Agreement, and the applicable Price, are described in Appendix A.

1.	Project Agreement Effective Date:The date last signed below.

2.	Initial Term:From the Project Agreement Effective Date until December 31, 2026.

3.	Excluded Materials (Drug Substance):Uproleselan Sodium

4.	Excluded Materials Credit Value:Client cost for Excluded Materials not to exceed $[***] per kilogram.

5.	Other changes from MSA:Solely for the purpose of this Project Agreement, the following shall apply:

Section 10.1 of the Commercial Schedule is deleted in its entirety and replaced with the following provision:

10.1In accordance with Section 12.5 of the body of this MSA, at the time of Deficient Services Patheon will have no liability for Excluded Materials.  If there is a Drug Product Shortfall, then solely for Drug Product Services for Commercial Product, Patheon will be liable for the value of Excluded Materials as determined in accordance with Section 10 of this Commercial Schedule.  In Calendar Years 2024 and 2025, Patheon’s maximum liability for Excluded Materials due to Deficient Services will not in the aggregate exceed [***]% of the expected Fees for that Commercial Product if the agreed Yearly Forecast Volumes were ordered.  In any Calendar Year thereafter, Patheon’s maximum liability for Excluded Materials due to Deficient Services will not in the aggregate exceed [***]% of the Fees received by Patheon for that Commercial Product under the applicable Project Agreement during the previous Calendar Year. Without limiting the foregoing, in no event will Patheon’s liability for any batch of Commercial Product exceed the total amount of the invoice Price for such batch of Commercial Product in connection with which such liability arises.  This limit will not apply if and to the extent that the liability arises from the gross negligence or wilful misconduct of Patheon.

Patheon Manufacturing Services LLC (“Patheon”)	GlycoMimetics, Inc. (“Client”)
By: /s/ Tommy Schornak	By: /s/ Harout Semerjian
Name: Tommy Schornak	Name: Harout Semerjian
Title: Vice President and General Manager	Title: President and CEO
Date: 02 January 2024 | 09:42 PST	Date: 12/19/2023

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APPENDIX A

Product Features and Assumptions

1.1	Drug Substance: Uproleselan Sodium (GMI-1271)
●	Initial indication: treat patients with Relapse and Refractory (R/R) AML
●	Patheon’s preliminary categorization: [***]
●	Pending Patheon’s receipt and review of the mechanism of action, therapeutic indication and therapeutic dose, and receipt of the Investigator’s Brochure or Toxicity Summaries for the Drug Substance, then it is assumed for the purposes of this Project Agreement that Patheon can handle the Drug Substance from a current capability, safety, and licensing perspectives.
2. Key Product parameter overview:
Product	Vial Size	Fill Volume	Packaging Configuration
Uproleselan (GMI-1271) Liquid SVP (Non-Terminally Sterilized)	[***]	[***]	[***]

2.1	Territories –U.S. A, EU, and Rest-of-World
2.2	Estimated commercial launch date: [***]

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3. Key Assumptions to be Finalized:

Certain details of this project require clarification between the parties and therefore a number of assumptions have been made at this point in time. The following key estimations will be discussed and agreed between the parties during the technology transfer project phase. All technical parameters will be confirmed during the validation phase.

Assumption	Justification/Action
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

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Pricing

4. Annual Volume Forecasts

GlycoMimetics has provided an Annual Volume forecast as outlined in the table below.

Product	Annual Volume Forecast (Vials)
	2023	2024	2025	2026	2027
GMI-1271 Liquid SVP (Non-Terminally Sterilized)	[***]	[***]	[***]	[***]	[***]

PDS Suite 2 can support up to [***]. The forecast presented above is a critical driver for important parameters such as batch size, equipment train and site selection, as well as influencing the business model outlined within this proposal. Adjustments to the forecast will likely have a material impact on the Price and other business considerations described herein, leading to a review by Patheon and revision of this proposal.

5. Pricing Tables
5.1	Bulk Batch Prices:
Product	Batch Size (Vials)	Batch Size (Liters)	Price Per Batch (Bulk)
			Component Price	Conversion Fee	Bulk Price
GMI-1271 Liquid SVP (Non-Terminally Sterilized)	[***]	[***]	[***]	[***]	[***]

6. Costs Included in Price
6.1	Product manufactured, tested and packaged according to the processing instructions.
6.2	Estimated Component costs (not including Client-Supplied Components). Component costs included in this proposal are best estimates based on Patheon’s current standards and Specifications and do not include any extraordinary or custom raw materials. Final Component costs will be provided after confirmation of Specifications and formal quotations have been received from the suppliers. The cost of Components will be, upon Patheon’s receipt of the supplier invoice, charged to GlycoMimetics at Patheon’s cost plus the applicable handling fee.

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6.3	Procurement, storage, inventory control and Quality Control (“QC”) testing of all required Components to supply the GMI-1271 Liquid SVP (Non-Terminally Sterilized), including storage of Client-Supplied Components and API to meet Firm Order requirements or such time as agreed between the parties to accommodate long lead time items.
6.4	Qualification and auditing of all Component suppliers (with the exception of Client-Supplied Component suppliers).
6.5	API identity test according to Patheon standard incoming process. If GlycoMimetics stipulates a vendor, GlycoMimetics will audit and approve the vendor and ensure cGMP compliance. If Patheon is to release an API or other Component based on “ID only,” Glycomimetic will ensure the required verification testing by an independent laboratory has been completed.
6.6	Official Master Batch Records (i.e., Work Orders) as well as a copy after any revision. Executed batch record copies for first ten commercial batches, and up to three commercial batches per year thereafter.
6.7	Product Approval Inspection (“PAI”) and copy of FDA Report. Additional PAI support will be subject to additional fees.
6.8	Continued process verification (CPV) Data collection, data analysis, reporting (one set of analysis and report per Year).
7. Costs Not Included in Price
7.1	Drug Substance, reference standards for drug substance and drug substance impurities, and Client-Supplied Components to be supplied by GlycoMimetics at no cost to Patheon.
7.2	API complete QC testing or special API testing requests. NOTE this testing will be mandatory if GlycoMimetics has not performed the verification testing specified in 6.5.
7.3	Annual stability testing program − Patheon can store and test in accordance with an agreed protocol and ICH guidelines.
7.4	Any additional data or report requested by GlycoMimetics beyond the scope of cGMPs and customary FDA or other regulatory agencies requirements will be subject to an additional fee to be agreed upon between Patheon and GlycoMimetics.
7.5	Regulatory support (such as preparation of Annual Report and Chemistry, Manufacturing, and Controls (“CMC”) files). Regulatory support work is subject to an additional fee and will be charged at a rate of $[***] per hour.
7.6	Technology transfer fees including packaging serialization readiness. The technology transfer fees are outlined in the [***].
7.7	Any specific visual inspection of the bulk or of the finished Products outside of standard release testing.
7.8	Testing required to support OOS results or stability failures, testing required in support of complaint investigations and testing of Products which exceeds routine testing that are not related to Patheon’s performance.
7.9	Copy of the Product Quality Review Report. Pricing of this service will depend on the level of complexity required by GlycoMimetics.

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Key Technical Parameters

The following technical parameters apply to the production of uproleselan injection (GMI-1271) Liquid SVP (Non-Terminally Sterilized), and the materials used therein. Pricing may be adjusted to reflect any technical changes foreseen during the Technology Transfer project or after the manufacture of validation batches to reflect any Specification or process changes.

8. Manufacturing Parameters
8.1	DS – DS will be stored under ambient conditions.
8.2	Batch size – Patheon proposes a batch size of [***] on PDS Suite 2 filling line.
8.3	Product sterilization, filling process, and sealing - An aseptic filtration, filling and sealing process will be performed. Sterile filtration ([***]) of the solution will be performed prior to filling vials. Empty vials will be washed and depyrogenated using an in line washing and tunnel machine prior to filling vials. The process does require the use of nitrogen during compounding or filling. It has been assumed that terminal sterilisation of the vials will not be required.
8.4	Hold times – The process is carried out at room temperature. Only standard light protection is employed, and no special precautions are required during formulation, filling, and inspection.
8.5	Visual inspection – 100% vials visual inspection is carried out manually.
8.6	Finished Product storage – Finished Product will be stored under refrigerated conditions (2-8°C).
9. Packaging Parameters
9.1	Primary packaging components:
Component	Specification
Vial	[***] Vial
Stopper	[***] Stopper
Seal	[***] seal

9.2	Secondary packaging – Patheon standard bulk packaging.
10. Testing Conditions
10.1	Patheon will only perform API ID testing.
10.2	QC test methods must be fully validated and robust at the time of manufacture.
Testing Requirements
In-Process Controls	Finished Product Testing

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[***]	[***]

Testing requirements to be discussed, evaluated, and agreed upon between Patheon and GlycoMimetics. Analytical method transfer/validation and/or QC testing may be performed by Patheon or outsourced to Patheon’s third party laboratory. Analytical method transfer/validation and QC testing costs to be conducted by Third party/Patheon are not included in the batch price proposed. Third party services will be charged at direct cost to Patheon plus the applicable handling fee.

11. Supply Chain
11.1	Patheon will procure Components for the manufacture of GMI-1271 Liquid SVP (Non-Terminally Sterilized) from Patheon qualified suppliers. Should GlycoMimetics require Patheon to source any Components from specified suppliers, then these suppliers will remain under the quality audit control of GlycoMimetics unless an agreement is reached for Patheon to take on this responsibility.
11.2	Components will be supplied by Patheon in accordance with the Specifications agreed. Patheon will issue formal Patheon Specifications for each Component.
11.3	Each lot of incoming Components will be sampled and tested according to the agreed Specifications.
11.4	The DS will be provided free issue/released to Patheon by GlycoMimetics or its qualified supplier.
11.5	The DS and all excipients used for the manufacture will be GMP grade and from TSE/BSE certified sources.

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